EXHIBIT 10.4

DEBT FORGIVENESS AGREEMENT

THIS DEBT FORGIVENESS AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of December, 2017, by and among (i) QuoteMedia, Inc., a Nevada corporation (the “Company”), and (ii) Bravenet Web Services, Inc. (“Bravenet”) and Harrison Avenue Holdings Ltd. (“Harrison,” and together with Bravenet, the “Debt Holders”).

RECITALS

A. The Debt Holders hold outstanding debt of the Company and certain related parties as described and in such amounts as set forth on Exhibit A attached hereto (collectively, the “Debt”).

B. The Debt Holders desire to surrender, forfeit, and forgive all of the Debt upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

ARTICLE I – DEBT FORGIVENESS

1.1 Debt Forgiveness. Each of the Debt Holders hereby surrenders, forfeits, and forgives all of the Debt held by such Debt Holder in its entirety and any and all rights, titles, and interests that such Debt Holder has therein and thereto, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever (“Liens”). All of the Debt is hereby cancelled in its entirety and shall no longer be outstanding for any purpose, and none of the Debt Holders shall have any rights or benefits, and the Company shall have no obligation to any Debt Holder, under or pursuant to any of the Debt. As consideration for such debt forgiveness, the Company shall deliver to each of the Debt Holders an amount equal to $1.00.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Debt Holder that:

2.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and the Company has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted.

2.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Company, and the Company has all requisite corporate power and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

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ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE DEBT HOLDERS

Each Debt Holder hereby represents and warrants to the Company that:

3.1 Corporate Existence and Qualification. If such Debt Holder is not a natural person, such Debt Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable; and such Debt Holder has the power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted.

3.2 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by such Debt Holder and such Debt Holder has all requisite power and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all action necessary on behalf of such Debt Holder. This Agreement constitutes the legal, valid and binding obligation of such Debt Holder, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

3.3 Title. Such Debt Holder has good and marketable title to the Debt to be surrendered, forfeited, cancelled and forgiven by such Debt Holder pursuant to this Agreement, free and clear of any and all Liens. Such Debt Holder has the authority to surrender, forfeit, transfer, exchange, and forgive such Debt.

ARTICLE IV - MISCELLANEOUS

4.1 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

4.2 Costs and Expenses. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the “Transaction Expenses”); provided, however, the Company agrees to pay and be responsible for the Debt Holder’s Transaction Expenses related to the Debt Holder’s tax advisors and legal advisors, well as the reasonable Transaction Expenses related to the removal of resale restrictions of the securities issued hereunder under Canadian tax law.

4.3 Governing Law. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Nevada (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the state and federal courts located in Maricopa County, Arizona, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

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4.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless such supplement, modification or waiver shall be in writing signed by the Company and each Debt Holder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

4.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, by email or by Federal Express, UPS, or other reputable overnight courier as follows:

IF TO THE COMPANY:	QuoteMedia, Inc. 17100 East Shea Blvd. Suite 230 Fountain Hills, AZ 85268 Attn.: Robert J. Thompson Email: rthompson@quotemedia.com

IF TO THE DEBT HOLDERS:	__________________________
__________________________
__________________________
Attn.: _____________________
Email: _____________________

Notice given by email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by email shall be confirmed by the sender thereof promptly after transmission in writing by registered or certified mail, personal delivery, Federal Express, UPS or other reputable overnight courier.

4.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

4.7 Remedies. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

4.8 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference.

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4.9 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.10 References and Construction. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

4.11 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

4.12 Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including reasonable attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[Signature Page Follows.]

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EXECUTED as of the date first written above.

COMPANY: QUOTEMEDIA, INC.

By:	/s/ R. Keith Guelpa
Name:	R. Keith Guelpa
Title:	President

DEBT HOLDERS: BRAVENET WEB SERVICES, INC.

By:	/s/ David M. Shworan
Name:	David M. Shworan
Title:	President

HARRISON AVENUE HOLDINGS LTD.

By:	/s/ David M. Shworan
Name:	David M. Shworan
Title:	President

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EXHIBIT A

DEBT

Bravenet Web Services, Inc. -- $423,380.00

Harrison Avenue Holdings Ltd. -- $734,372.00

A-1